EXHIBIT 10.1
PUT OPTION AGREEMENT
     This PUT OPTION AGREEMENT is made and entered into this 17th day of April, 2007, by and between Hanmi Financial Corporation, a Delaware corporation (“Grantor”), and William J. Ruh (“Grantee”).
     1. Grant of Put Right. Subject to the terms and conditions contained in this Agreement, Grantor hereby grants to Grantee the right and option (the “Put Right”) to sell, convey, transfer and delivery to Grantor in exchange for the Put Price (as defined below) that certain Common Stock Purchase Warrant, issued by Grantor to Grantee on April 30, 2004 (the “Warrant”), which Warrant provides the Grantee with the right to purchase 56,908 shares of Common Stock of Grantee (the “Warrant Shares”) in accordance with terms set forth therein.
     2. Exercise Period. The Put Right shall be exercisable by Grantor at any time within the period beginning on May 6, 2007 and ending on June 15, 2007 at 5:00 p.m., Pacific Standard Time (the “Exercise Period”). If Grantee does not exercise the Put Right within the Exercise Period, the Put Right shall thereafter terminate and expire, without further action by either party. In such case, all rights and obligations of the parties hereto under the Warrant shall remain in full force and effect.
     3. Notice of Put Right. In the event that Grantee desires to exercise the Put Right, Grantee shall deliver written notice to Grantor of its intent to exercise the Put Right (a “Put Notice”) at any time during the Exercise Period. Such Put Notice shall be made in accordance with the notice provisions set forth in Section 7 of the Warrant. Upon receipt of a Put Notice within the Exercise Period, Grantor shall be obligated to deliver to Grantee, no later than three (3) business days following receipt of such Put Notice, the Put Price (as defined below) by wire transfer of immediately available funds.
     4. Put Price. The Put Price shall be equal to the product of (i) the average of the closing price per share of the Common Stock as reported on the NASDAQ Global Select Market over the five (5) trading days prior to the date of the Put Notice, and (ii) the number of Warrant Shares, minus $540,626. The number of Warrant Shares and Put Price shall be subject to automatic adjustment to accurately and equitably account for any stock dividend, stock split, stock combination, recapitalization or other similar transaction effected between the date hereof and the Grantor’s exercise of the Put Right.
     5. Additional Obligations. Grantor hereby covenants and agrees not to enter into any agreement after the date hereof that may prohibit, require the consent to consummate, or would be breached by, the performance of Grantor’s obligations under this Agreement without condition, without the prior written consent of Grantee.
     6. Representations and Warranties of Grantor. This Agreement has been executed and delivered by and is legal, valid and binding upon Grantor and enforceable against Grantor in accordance with its terms. Grantor hereby represents and warrants to Grantee that neither the execution and delivery of this Agreement nor the performance by Grantor of its obligations hereunder will: (i) contravene Grantor’s constitutive documents; (ii) conflict with or result in the breach of any of the terms or conditions of or constitute a default under any contract, instrument, document, agreement, or other arrangement to which Grantor is a party or by which Grantor or any of its properties is bound or affected; (iii) result in the creation or imposition of any lien upon Grantor’s property; (iv) violate any law or regulation applicable to Grantor; or (v) require the consent or approval of, or any filing with, any governmental body, agency, authority or other party (other than those which have been obtained on or before the date hereof).

     7. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Grantor that:
          7.1 Title; Authority. Grantee has good title to the Warrant free and clear of any liens or encumbrances. Grantee has the legal capacity to enter into this Agreement and perform his obligations hereunder. No consent of any party is required for the execution and delivery of this Agreement by Grantee, or for the performance by Grantee of his obligations hereunder. This Agreement has been executed and delivered by and is legal, valid and binding upon Grantee and enforceable against Grantee in accordance with its terms.
          7.2 No Breach or Default. Neither the execution and delivery of this Agreement by Grantee nor the performance by Grantee of his obligations hereunder will: (i) violate any law or regulation applicable to Grantee; (ii) conflict with or result in the breach of any of the terms or conditions of or constitute a default under any contract, instrument, document, agreement or other arrangement which Grantee is a party or by which Grantee or any of his properties is bound or affected; (iii) result in the creation or imposition of any lien upon any of the property of Grantee; or (iv) require the consent or approval of, or any filing with, any governmental body, agency, authority or any other party (other than those which have been obtained on or before the date hereof).
          7.3 Indemnification by Grantor. Grantor agrees to indemnify and save and hold Grantee harmless, to the fullest extent permitted by law, from and against and to promptly pay and reimburse him for any and all liabilities, demands, claims, actions, or causes of action, assessments, losses, costs, damages or expenses whatsoever, including reasonable attorneys’ fees sustained or incurred by Grantee, resulting from or arising out of or by virtue of any misrepresentation or breach of any representation or warranty or resulting from or arising out of or by virtue of noncompliance with or breach by Grantor of any of the covenants of this Agreement to be performed by Grantor or otherwise related to, arising out of, or in connection with any inquiry, action, claim or proceeding (including without limitation any governmental proceeding or investigation) brought or asserted by any person or entity related to, arising out of, or in connection with the execution, delivery, and performance of this Agreement.
     8. Miscellaneous.
          8.1 Entire Agreement. This Agreement and the Warrant are intended by the parties hereto as a final expression of, and constitute the entire and exclusive agreement as to, the subject matter hereof between the parties, supersede any other prior written agreements and prior or contemporaneous unwritten agreements, understandings, inducements, representations and conditions, expressed or implied, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby.
          8.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that Grantor shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Grantee.
          8.3 Amendment. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, termination, waiver or consent effected in accordance with this Section shall be binding upon the parties hereto.

          8.4 Severability. This Agreement shall be interpreted in such a way as to be fully effective and valid under applicable law. If any provision of this Agreement shall be held or deemed to be or shall in fact be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever. Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.
          8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.
          8.6 Governing Law. This Agreement shall be governed by and enforced in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.
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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day and year first above written.

GRANTEE:	GRANTOR:

Hamni Financial Corporation

/s/ William J. Ruh	By:	/s/ Sung Won Sohn

William J. Ruh	Its:	President and Chief Executive Officer

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